Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-211700) and related Prospectus of CareDx, Inc. for the registration of 8,534,261 shares of its common stock and to the incorporation by reference therein of our report dated March 28, 2016, with respect to the financial statements of CareDx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
June 30, 2016